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                                                                  EXHIBIT 10.14



                    MAC FRUGAL'S BARGAINS O CLOSE-OUTS INC.

                               AMENDMENT NO. 2 TO
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS




                 This Amendment No. 2 to the Stock Option Plan for Non-Employee Directors (the "Plan") of MacFrugal's Bargains o Close-outs Inc., a Delaware corporation (the "Company"), is made as of this 11th day of December, 1996. Capitalized terms used herein shall have the same meaning as ascribed to such terms in the Plan, unless otherwise defined herein.

                 1. The first sentence of Section 4(b) of the Plan is hereby amended to read in its entirety as follows:

                 "(b) Amount, Exercise Price and Exercisability of Grants in Lieu of Annual Retainer Fees. In addition to the grants made pursuant to Section 4(a), each Director shall have the right, exercisable on the date of the Annual Meeting at which such Director is elected, including each Annual Meeting at which such Director is re-elected (the "Annual Meeting Date"), to make an irrevocable election to receive an Option in lieu of 100%, but not less than 100%, of the Director's Retainer (as defined hereafter) for the succeeding year; provided, however, that no Director shall have the right to make such election with respect to the Annual Meetings to be held in 1997, 1998 or 1999."

                 2. Except as set forth herein, the Plan is hereby ratified and confirmed in all respects.